UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2017

Endurance International Group Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 36131	46-3044956
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10 Corporate Drive, Suite 300 Burlington, MA		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 852-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 1, 2017, Ronald LaSalvia resigned from the role of President and Chief Operating Officer of Endurance International Group Holdings, Inc. (the “Company”), effective immediately. Mr. LaSalvia will remain with the Company in a senior leadership role within the Company’s web presence segment. The Company expects to enter into a new employment agreement with Mr. LaSalvia which will modify Mr. LaSalvia’s title, duties and responsibilities, base salary and annual bonus terms but otherwise be substantially similar to his previous employment agreement, which terminated upon his resignation from the President and COO role.

The Company is in the process of conducting a search for a new Chief Operating Officer. Until a new COO is hired, Mr. LaSalvia’s previous responsibilities will be split between Mr. LaSalvia and Marc Montagner, the Company’s Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

Date: March 2, 2017

/s/ Marc Montagner
(Signature)

	Name:	Marc Montagner
	Title:	Chief Financial Officer